                                                                     EXHIBIT 4.1
                                 VALICERT, INC.



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT



                                 JULY 21, 1999

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.  Registration Rights........................................................    1
    1.1   Definitions..........................................................    1
    1.2   Request for Registration.............................................    2
    1.3   Company Registration.................................................    4
    1.4   Form S-3 Registration................................................    4
    1.5   Obligations of the Company...........................................    5
    1.6   Furnish Information..................................................    6
    1.7   Expenses of Registration.............................................    7
    1.8   Underwriting Requirements............................................    7
    1.9   Delay of Registration................................................    8
    1.10  Indemnification......................................................    8
    1.11  Reports Under Securities Exchange Act of 1934........................   10
    1.12  Assignment of Registration Rights....................................   11
    1.13  Limitations on Subsequent Registration Rights........................   11
    1.14  "Market Stand-Off" Agreement.........................................   11
    1.15  Termination of Registration Rights...................................   12

2.  Covenants of the Company...................................................   12
    2.1   Delivery of Financial Statements.....................................   12
    2.2   Inspection...........................................................   13
    2.3   Right of First Offer.................................................   13
    2.4   Termination of Covenants.............................................   14
    2.5   Board Related Expenses...............................................   14
    2.6   Equity Incentives....................................................   15
    2.7   Key Man Insurance....................................................   15

3.  Right of First Refusal.....................................................   15

4.  Miscellaneous..............................................................   17
    4.1   Successors and Assigns...............................................   17
    4.2   Amendments and Waivers...............................................   17
    4.3   Notices..............................................................   17
    4.4   Severability.........................................................   18
    4.5   Governing Law........................................................   18
    4.6   Counterparts.........................................................   18
    4.7   Titles and Subtitles.................................................   18
    4.8   Aggregation of Stock; Adjustment of Share Numbers; Adjustment of
          Share Numbers........................................................   18
    4.9   Termination of Pre-Existing Registration Rights......................   18
    4.10  Confidentiality and Non-Disclosure...................................   18
    4.11  Intel Observer.......................................................   19
    4.12  Observer Rights......................................................   20
    4.13  Additional Parties...................................................   21

                                 VALICERT, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
                ------------------------------------------------

     This Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of July 21, 1999 by and among ValiCert, Inc., a Delaware corporation (the "Company"), the investors listed on Exhibit A-1 hereto, each of which is
                                         -----------
herein referred to as a "Prior Purchaser", the purchasers listed on Exhibit A-2,
                                                                    -----------
hereto, each of whom is herein referred to as a "Purchaser," and the persons listed on Exhibit A-3, hereto, each of whom is herein referred to as a
          -----------
"Founder." The Prior Purchasers and the Purchasers are collectively referred to herein as "Investors."

                                    RECITALS
                                    --------

     A. The Prior Purchasers and the Founders are parties to that certain Investors' Restated Rights Agreement dated as of May 6, 1998 among the Company and such Prior Purchasers and Founders (the "Prior Agreement").

     B. Concurrently herewith, the Purchasers and the Company are entering into a Series C Preferred Stock Purchase Agreement (the "Series C Agreement") pursuant to which the Purchasers are purchasing from the Company shares of its Series C Preferred Stock.

     C. The Prior Purchasers beneficially owning at least a majority of the Company's outstanding shares held by all Prior Purchasers which are subject to the Prior Agreement wish to amend the Prior Agreement to grant registration, information and other rights to the Purchasers identical to the registration, information and other rights of the Prior Purchasers.

     D. The Purchasers desire to become a party to the Prior Agreement as amended and restated hereby.

     E. By this Agreement, the Company, the Investors and the Founders desire to provide for certain registrations and other rights as set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.   REGISTRATION RIGHTS.  The company and the investors covenant and
          -------------------
agree as follows:

          1.1   DEFINITIONS.  For purposes of this Section 1:
                -----------

                (a)  The terms "register," "registered," and "registration"
                                --------    ----------        ------------
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                (b)  The term "Registrable Securities" means (i) the shares of
                               ----------------------
Common Stock issuable or issued upon conversion of the Series C Preferred Stock, Series B Preferred Stock and the Series A-Senior Preferred Stock, (ii) the shares of Common Stock issuable or issued to the Founders upon conversion of Series A-Junior Preferred Stock or under any stock plan of the Company (the "Founders' Stock"), provided, however, that for the purposes of Section 1.2, 1.4
                    --------  -------
or 1.13 the Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing
                               --------  -------
definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                (c)  The number of shares of "Registrable Securities then
                                              ---------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                (d)  The term "Holder" means any person owning or having the
                               ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

                (e)  The term "Form S-3" means such form under the Securities
                               --------
Act as in effect on the date hereof or any successor form under the Securities Act;

                (f)  The term "SEC" means the Securities and Exchange
                               ---
Commission; and

                (g)  The term "Qualified IPO" means an underwritten public
                               -------------
offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, prior to or in connection with which all shares of the Company's Preferred Stock are converted into shares of Common Stock.

          1.2   REQUEST FOR REGISTRATION.
                ------------------------

                (a) If the Company shall receive at any time after the earlier of July 21, 2002, or (ii) one hundred eighty (180) days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding, which would involve an anticipated aggregate offering price, net of underwriting discounts and commissions, exceeding $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 3.3.

                (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however,
                                                            --------  -------
that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this
                        --------  -------
right more than once in any twelve-month period.

                (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                     (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                     (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date sixty (60) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                     (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3   COMPANY REGISTRATION.  If (but without any obligation to do so)
                --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4   FORM S-3 REGISTRATION.  In case the Company shall receive from
                ---------------------
any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000, (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company
                                          --------  -------
shall not utilize this right more than once in any twelve (12) month period;
(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending ninety (90) days after the effective date of a registration statement subject to Section 1.3 (one hundred eighty (180) days in the case of the Company's initial public offering of securities pursuant to a registration statement under the Securities Act).

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.5   OBLIGATIONS OF THE COMPANY.  Whenever required under this
                --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a
--------
condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

                (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6   FURNISH INFORMATION.  It shall be a condition precedent to the
                -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable

Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

          1.7   EXPENSES OF REGISTRATION.
                ------------------------

                (a)  DEMAND REGISTRATION; COMPANY REGISTRATION.  All expenses
                     -----------------------------------------
other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 or 1.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay
             --------  -------
for any expenses of any registration proceeding begun pursuant to Section 1.2 or
1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or 1.3, provided further, however,
                                                    -------- -------  -------
that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.3.

                (b)  REGISTRATIONS ON FORM S-3.  All expenses other than
                     -------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to
Section 1.4 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the selling Holder or Holders, shall be borne by the selling Holder or Holders pro rata based upon the number of shares being offered.

          1.8   UNDERWRITING REQUIREMENTS.  In connection with any offering
                -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering, (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, except as provided in (i), the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included, or (iii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9   DELAY OF REGISTRATION.  No Holder shall have any right to obtain
                ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  INDEMNIFICATION.  In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained
                      --------  -------
in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection
          --------
1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
                             --------  -------
(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event
                                                     --------
shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) (a) by a Holder that is a partnership, to a partner or retired partner, (b) by a Holder that is a limited liability company, to a member or retired member, (c) by a Holder that is an individual, to such individual's estate or by gift, will or intestate succession to a spouse or lineal descendant or antecedent or any trust for any of the foregoing, or (d) by a Holder to a transferee or assignee of at least 500,000 shares of such party, provided the Company is, within thirty (30) days following
                      --------
such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such
                                            --------  -------
assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

          1.13  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and after
                ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.14  "MARKET STAND-OFF" AGREEMENT.  Each Holder hereby agrees that,
                 ---------------------------
during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
--------  -------

                (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                (b) all officers and directors of the Company, all one-percent securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) shall be subject to similar restrictions.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

          Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

          1.15  TERMINATION OF REGISTRATION RIGHTS.  No Holder shall be entitled
                ----------------------------------
to exercise any right provided for in this Section 1 at such date (i) seven (7) years following the consummation of a Qualified IPO or (ii) after the Company's initial registered public offering when all remaining Registrable Securities held or entitled to be held by such Holder may be sold under Rule 144 during any three (3) month period.

     2.   COVENANTS OF THE COMPANY.
          ------------------------

          2.1   DELIVERY OF FINANCIAL STATEMENTS.  The Company shall deliver to
                --------------------------------
each Holder of at least 450,000 shares of Registrable Securities (as measured on the date of such Holder's becoming a party to this Agreement) (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

                (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, setting forth in each case in comparative form the figures from the Company's prior fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                (b) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, together with a comparison to the Company's operating plan and budget;

                (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          2.2   INSPECTION.  The Company shall permit each Holder of at least
                ----------
700,000 shares of Registrable Securities (except for a Holder reasonably deemed by the Company to be a competitor of the Company), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be requested by the Investor without disrupting the Company's business. Each Holder, other than Intel Corporation ("Intel"), agrees to hold all information received from such inspections in confidence and not to use or disclose any of such information to any third party, except to the extent such information is made publicly available by the Company. Intel's obligations with respect to such information shall be governed by Section 4.10.

          2.3   RIGHT OF FIRST OFFER.  Subject to the terms and conditions
                --------------------
specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a "Major Investor" shall mean any person who holds (i) at least 1,500,000 shares of the Series B Preferred Stock (or the Common Stock issued upon conversion thereof) issued pursuant to the Prior Agreement or (ii) at least 1,500,000 shares of Series C Preferred Stock (or the Common Stock issued upon conversion thereof) issued pursuant to the Series C Agreement. For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any Additional Shares of Common Stock (as defined in its Second Amended and Restated Certificate of Incorporation), the Company shall first make an offering of such Additional Shares to each Major Investor in accordance with the following provisions:

                (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Additional Shares, (ii) the number of such Additional Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Additional Shares.

                (b) Within ten (10) calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Shares which equals the proportion that the number of shares of Common Stock issued or issuable to such Major Investor upon conversion of Series B Preferred Stock and Series C Preferred Stock bears to the total number of shares of

Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). A written notice to the Company indicating a Major Investor's intention to exercise its right of first offer shall not be binding unless and until the Company obtains binding commitments to purchase all of the Additional Shares specified in the Notice on the terms stated in the Notice. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Additional Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all Fully-Exercising Investors.

                (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Additional Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Additional Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          2.4   TERMINATION OF COVENANTS.
                ------------------------

                (a)  The covenants set forth in Sections 2.1(b) and (c) through
Section 2.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

                (b) The covenants set forth in Sections 2.1(b) and (c) and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.4(a) above.

          2.5   BOARD RELATED EXPENSES.  The Company shall pay the reasonable
                ----------------------
travel expenses of the representative of August Capital, L.P. and of the representative observer or Board member chosen by Lucent Venture Partners, Inc. ("LVP") on the Board of Directors, with respect to Board meetings held outside of the San Francisco Bay Area.

          2.6   EQUITY INCENTIVES.  Unless otherwise determined by the Board of
                -----------------
Directors, all shares of Common Stock and Preferred Stock (other than shares issued upon exercise of vested options) and options for Common Stock or Preferred Stock issued to employees, directors and consultants will be subject to vesting as follows: six (6) months after the date of grant, and each of the following forty-one months thereafter, an equal installment of the shares or options shall vest, unless, in the case of Preferred Stock, such shares are issued at the same or higher price per share as most recently paid by investors who purchase shares of the same series of Preferred Stock. In addition, the agreements evidencing such options shall include a right of first refusal by the Company with respect to such shares and the right of the Company to require the holder of the shares to agree not to sell, directly or indirectly, any of the shares during a period of up to 180 days (such period to be agreed to by the Company and the underwriters) following the Company's initial public offering.

          2.7   KEY MAN INSURANCE.  As soon as reasonably possible after the
                -----------------
date of this Agreement, the Company shall procure key-man life insurance policies for such individuals as the Purchasers shall reasonably request in the amount of $1,000,000 for each individual, naming the Company as beneficiary.

     3.   RIGHT OF FIRST REFUSAL.  Before any shares of Series B Preferred Stock
          ----------------------
or Series C Preferred Stock, or Common Stock issued or issuable upon conversion of such Series B Preferred Stock or Series C Preferred Stock ("Preferred Shares"), held by any Investor or any transferee of such Investor (either being sometimes referred to herein as the "Preferred Investor") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Preferred Shares on the terms and conditions set forth in this Section 3 (the "Right of First Refusal").

                (a)  NOTICE OF PROPOSED TRANSFER.  The Preferred Investor shall
                     ---------------------------
deliver to the Company a written notice (the "Notice") stating: (i) the Preferred Investor's bona fide intention to sell or otherwise transfer such Preferred Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Preferred Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Preferred Investor shall offer the Preferred Shares at the same price (the "Offered Price") and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

                (b)  EXERCISE OF RIGHT OF FIRST REFUSAL.  At any time within 10
                     ----------------------------------
business days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Preferred Investor, elect to purchase all, but not less than all, of the Preferred Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

                (c)  PURCHASE PRICE.  The purchase price ("Purchase Price") for
                     --------------
the Preferred Shares purchased by the Company or its assignee(s) under this
Section 3 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by an independent third party appraiser appointed by the Board of Directors of the Company.

                (d)  PAYMENT.  Payment of the Purchase Price shall be made, at
                     -------
the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Preferred Investor to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

                (e)  RIGHT TO TRANSFER.  If all of the Preferred Shares proposed
                     -----------------
in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3, then the Preferred Investor may sell or otherwise transfer such Preferred Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Preferred Shares in the hands of such Proposed Transferee. If the Preferred Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Preferred Investor proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Preferred Shares held by the Preferred Investor may be sold or otherwise transferred.

                (f)  EXCEPTION FOR CERTAIN TRANSFERS.  Notwithstanding anything
                     -------------------------------
in this Section 3 to the contrary, the following transfers of any or all of the Preferred Shares held by a Preferred Investor shall be exempt from the provisions of this Section 3: (i) in the case of a Preferred Investor that is an individual, to such individual's estate or by gift, will or intestate succession to a spouse or lineal descendant or antecedent or any trust for any of the foregoing; (ii) in the case of a Preferred Investor that is a partnership, to a partner or retired partner; and (iii) in the case of a Preferred Investor that is a limited liability company, to a member or retired member. In each such case, the transferee, or other recipient shall receive and hold the Preferred Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Preferred Shares except in accordance with the terms of this Section 3.

                (g)  TERMINATION OF RIGHT OF FIRST REFUSAL.  The Right of First
                     -------------------------------------
Refusal shall terminate as to each Holder and be of no further force or effect upon the earliest of (i) immediately prior to the consummation of the Company's first public offering of securities pursuant to a registration statement under the Securities Act (and shall not apply to any Preferred Shares sold by any Preferred Investor in such offering), (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; and (iii) such time following the date of this Agreement as the Company issues an aggregate of 250,000 or more shares of its securities (as adjusted for subsequent stock splits, stock dividends, recapitalizations and similar transactions) to a single purchaser (other than shares issuable upon exercise or conversion of exercisable or convertible securities outstanding as of the date of this Agreement), which shares are not subject to a right of first refusal substantially similar to the Right of First Refusal.

                (h)  LEGEND.  The certificates evidencing any Preferred Shares
                     ------
held by the Preferred Investors shall bear the following legend, which legend the Company shall remove upon request following termination of the Right of First Refusal:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTORS' RIGHTS AGREEMENT AMONG THE COMPANY, THE STOCKHOLDER AND CERTAIN OTHER PARTIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     4.   MISCELLANEOUS.
          -------------

          4.1   SUCCESSORS AND ASSIGNS.  Except as otherwise provided in this
                ----------------------
Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2   AMENDMENTS AND WAIVERS.  Any term of this Agreement may be
                ----------------------
amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders' Stock; provided that if such amendment has the effect of affecting the Founders' Stock (i) in a manner materially different than securities issued to the Investors and (ii) in a manner materially adverse to the interests of the holders of the Founders' Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders' Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, (i) any amendment or waiver of Section 4.10 or 4.11 shall require the consent of Intel Corporation ("Intel"), which consent shall be given or withheld at Intel's sole discretion, and (ii) any amendment or waiver of Section 2.5 or 4.12 shall require the consent of LVP and each Purchaser referred to in Section 4.12, which consent shall be given or withheld at the sole discretion of LVP and each Purchaser referred to in Section 4.12.

          4.3   NOTICES.  Unless otherwise provided, any notice required or
                -------
permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page on Exhibit A-1 or Exhibit A-2 hereto or as subsequently
                      -----------    -----------
modified by written notice.

          4.4   SEVERABILITY.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          4.5   GOVERNING LAW.  This Agreement and all acts and transactions
                -------------
pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

          4.6   COUNTERPARTS.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.7   TITLES AND SUBTITLES.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.8   AGGREGATION OF STOCK; ADJUSTMENT OF SHARE NUMBERS; ADJUSTMENT OF
                ----------------------------------------------------------------
SHARE NUMBERS. All shares of the Preferred Stock held or acquired by affiliated
-------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. All share numbers in this Agreement shall be appropriately adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations and similar transactions.

          4.9   TERMINATION OF PRE-EXISTING REGISTRATION RIGHTS.  Upon execution
                -----------------------------------------------
and delivery of this Agreement, the holder(s) of a majority of the outstanding shares of registrable securities covered under the Prior Agreement, which is superseded and replaced in its entirety by this Agreement, hereby terminate(s) the Prior Agreement.

          4.10  CONFIDENTIALITY AND NON-DISCLOSURE.
                ----------------------------------

                (a)  DISCLOSURE OF TERMS.  The terms and conditions of this
                     -------------------
Agreement, the Stock Purchase Agreement, the Right of First Refusal and the Co-Sale Agreement and the Voting Agreement (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

                (b)  PRESS RELEASES, ETC.  Within sixty (60) days of the
                     -------------------
Closing, the Company may issue a press release disclosing that the Purchasers under the Stock Purchase Agreement (the "Purchasers") have invested in the Company; provided that the release does not disclose any of the Financing Terms and is approved in advance in writing by Intel. Intel, at its sole discretion, may provide an executive quote or other material regarding its investment in the Company. No other announcement regarding the Purchasers in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent, which may be given or withheld at Intel's sole discretion.

                (c)  PERMITTED DISCLOSURES.  Notwithstanding the foregoing, (i)
                     ---------------------
any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that the Purchasers are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed by Intel in a press release or other public announcement.

                (d)  LEGALLY COMPELLED DISCLOSURE.  In the event that any party
                     ----------------------------
is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or any of the terms hereof in contravention of the provisions of this
Section 4.10, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Parties.

                (e)  OTHER INFORMATION.  The provisions of this Section 4.10
                     -----------------
shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 111241, dated February 11, 1998, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

          4.11  INTEL OBSERVER.  So long as Intel, together with its majority-
                --------------
owned subsidiaries, holds at least 750,000 shares of Preferred Stock or securities issued upon conversion of the Preferred Stock, the Company will permit a representative of Intel (the "Observer") to attend all meetings of the Company's Board of Directors (the "Board") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Intel, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. Exchanges of confidential and proprietary information between the Company and the Observer shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 111241, dated February 11, 1998, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

     The Company acknowledges that Intel will likely have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters including, by way of example only, (1) Intel's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Intel has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Intel Observer. The Company, as a material part of the consideration for this Agreement, agrees that Intel and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Intel's ability to pursue opportunities based on such Information or that would require Intel or the Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

          4.12  OBSERVER RIGHTS.  Each of LVP and any other Purchaser of
                ---------------
1,000,000 or more shares of Series C Preferred Stock (a "Designating Entity") shall be entitled to designate one (1) individual reasonably acceptable to the Company (such designee, an "Observer") who shall be entitled to notice of, to attend and to any documentation distributed to members before, during or after, all meetings, and, as to LVP, including any action to be take by written consent of the Board of Directors (the "Board") of the Company and all committees thereof; provided however, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof (so long as the Company notifies the Observer of such withholding and of any action taken by the Board as a result of such meeting) if access to such information or attendance at such meeting would, (a) in the judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or cause the Board to breach its fiduciary duties, or (b) in the good faith determination of a majority of the Board, result in a conflict of interest with the Company due to the Observer's and the Designating Entity's relationships with their affiliates. The Company will use its best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence. The Observer shall not be (a) permitted to vote at any meeting of the Board, or (b) counted for purposes of determining whether there is sufficient quorum for the Board to conduct its business. The parties hereto hereby acknowledge and agree that notwithstanding contrary authority, if any, the Observer shall owe no fiduciary or other duties to the stockholders of the Company or otherwise have any directorial or other duties or liabilities to the Company or its stockholders except as specifically set forth in this Section
4.12. A Designating Entity shall designate, and may replace, the Observer with or without cause in its sole discretion by providing written notice to the Company at least five (5) business days prior to any such action taking effect.

     The Company acknowledges that LVP will likely have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters including, by way of example only, (1) LVP's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments LVP has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the LVP Observer. The Company, as a material part of the consideration for this Agreement, agrees that LVP and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit LVP's ability to pursue opportunities based on such Information or that would require LVP or the Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

          4.13  ADDITIONAL PARTIES.  In the event that any purchaser of Series C
                ------------------
Preferred Stock listed on Exhibit A to the Purchase Agreement purchase the
                          ---------
shares of Series C Preferred Stock set forth opposite such purchaser's name on such Exhibit A after the Closing (as such term is defined in the Purchase
     ---------
Agreement), any such purchaser, upon execution of a counterpart signature page hereto and without need for an amendment hereto, shall, as of the date of execution of such counterpart signature page, be deemed an "Investor" under this Agreement and shall be entitled to all rights, and be subject to all obligations, of an Investor under this Agreement.

The parties have executed this Investors' Rights Agreement as of the date first above written.


COMPANY                                     INVESTORS:

VALICERT, INC.
                                            ------------------------------------
                                            (Print Name)

By:                                         By:
    ---------------------------                 --------------------------------
     Joseph (Yosi) Amram                    Name:
     President & C.E.O.                          -------------------------------
                                                              (print)
Address: 3160 W. Bayshore Road
         Palo Alto, CA  94303

Fax: (650) 849-9866

FOUNDERS:


-------------------------------
Signature


-------------------------------
Printed Name

                                  EXHIBIT A-1
                                  -----------

                               PRIOR PURCHASERS
                               ----------------

-------------------------------------------------------------------------------------------------------
                                                 NO. OF                 NO. OF
                                            SERIES A-JUNIOR        SERIES A-SENIOR          NO. OF
NAME/ADDRESS/FAX NO.                        PREFERRED SHARES       PREFERRED SHARES     SERIES B SERIES
-------------------------------------------------------------------------------------------------------
The Gaitonde Living Trust                                              3,450,000
28020 Audrey Smith Lane
Saratoga, CA 95070
Fax No. (408) ___________________
-------------------------------------------------------------------------------------------------------
Girish Gaitonde                               1,448,066(1)
28020 Audrey Smith Lane
Saratoga, CA 95070
Fax No. (408) ___________________
-------------------------------------------------------------------------------------------------------
Martin Hellman                                   71,356(2)
730 Alvaado Court
Stanford, CA 94305
Fax No. (650) 857-0839
-------------------------------------------------------------------------------------------------------
Paul Kocher                                      42,814(2)
P.O. Box 8243
Stanford, CA 94309
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
August Capital, L.P.                                                                       4,523,810
Attn: Mark Wilson
2480 Sand Hill Road, Suite 101
Menlo Park, CA 94025
Fax No. (650) 234-9910
-------------------------------------------------------------------------------------------------------
Intel Corporation                                                                          1,587,302
Attn: Treasurer
2200 Mission College Boulevard
Santa Clara, CA 95052
Fax No. (408) 765-6038

cc:   Intel Corporation
Attn: General Counsel
2200 Mission College Boulevard
Santa Clara, CA 95052
Fax No. (408) 765-1859
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                 NO. OF                 NO. OF
                                            SERIES A-JUNIOR        SERIES A-SENIOR          NO. OF
NAME/ADDRESS/FAX NO.                        PREFERRED SHARES       PREFERRED SHARES     SERIES B SERIES
-------------------------------------------------------------------------------------------------------
U.S. Venture Partners V, L.P.                                                                714,286
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
Fax No. (650) 854-3018
-------------------------------------------------------------------------------------------------------
USVP V International, L.P.                                                                    39,683
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
Fax No. (650) 854-3018
-------------------------------------------------------------------------------------------------------
2180 Associates Fund V, L.P.                                                                  22,222
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
Fax No. (650) 854-3018
-------------------------------------------------------------------------------------------------------
USVP V Entrepreneur Partners, L.P.                                                            17,460
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
Fax No. (650) 854-3018
-------------------------------------------------------------------------------------------------------
Draper Fisher Associates Fund IV, L.P.                                                       442,857
Attn: Steve Jurvetson
400 Seaport Court, Suite 250
Redwood City, CA 94063
Fax No. (650) 599-9726
-------------------------------------------------------------------------------------------------------
Draper Fisher Partners IV, LLC                                                                33,333
Attn: Steve Jurvetson
400 Seaport Court, Suite 250
Redwood City, CA 94063
Fax No. (650) 599-9726
-------------------------------------------------------------------------------------------------------
Draper Fisher Associates Fund IV, L.P.                                                       769,964
Attn: Steve Jurvetson
400 Seaport Court, Suite 250
Redwood City, CA 94063
Fax No. (650) 599-9726
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                 NO. OF                 NO. OF
                                            SERIES A-JUNIOR        SERIES A-SENIOR          NO. OF
NAME/ADDRESS/FAX NO.                        PREFERRED SHARES       PREFERRED SHARES     SERIES B SERIES
-------------------------------------------------------------------------------------------------------
Draper Fisher Partners IV, LLC                                                                57,954
Attn: Steve Jurvetson
400 Seaport Court, Suite 250
Redwood City, CA 94063
Fax No. (650) 599-9726
-------------------------------------------------------------------------------------------------------
Tolmi, L.L.C., A Delaware                                                                    150,794
Limited Liability Company
c/o John C. Kelly
7230 Sierra Vista Way
Reno, NV 89511
Fax No. (650) 324-1808
-------------------------------------------------------------------------------------------------------
TZM Investment Fund, A California                                                              7,936
General Partnership
c/o Timothy Tomlinson, Esq.
Tomlinson Zisko Morosoli & Maser LLP
200 Page Mill Road, Second Floor
Palo Alto, CA 94306
Fax No.: (650) 324-1808
-------------------------------------------------------------------------------------------------------
Bessemer Venture Partners IV L.P.                                                            396,825
Attn: Robert H. Buescher
1025 Old Country Road, Suite 205
Westbury, NY 11590
Fax No: (516) 997-2371
-------------------------------------------------------------------------------------------------------
Bessec Ventures IV L.P.                                                                      396,825
Attn: Robert H. Buescher
1025 Old Country Road, Suite 205
Westbury, NY 11590
Fax No: (516) 997-2371
-------------------------------------------------------------------------------------------------------
VLG Investments 1998                                                                          27,778
c/o Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025
Fax No. (650) 233-8386
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                 NO. OF                 NO. OF
                                            SERIES A-JUNIOR        SERIES A-SENIOR          NO. OF
NAME/ADDRESS/FAX NO.                        PREFERRED SHARES       PREFERRED SHARES     SERIES B SERIES
-------------------------------------------------------------------------------------------------------
James L. Brock                                                                                11,905
c/o Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025
Fax No. (650) 233-8386
-------------------------------------------------------------------------------------------------------
Mark Jung                                                                                     39,683
600 Walea Drive
Menlo Park, CA 94025
Fax No. (650)
-------------------------------------------------------------------------------------------------------
Edwin H. Taylor                                                                               20,635
c/o Blakely, Sokoloff, Taylor & Zafman
1279 Oakmead Parkway
Sunnyvale, CA 94086
Fax No. (650)
-------------------------------------------------------------------------------------------------------
North American Trust                                                                          47,619
Company TTEE FBO
Edwin Taylor
225 Broadway, Suite 500
San Diego, CA 92101
Fax No. (650) ___________________
-------------------------------------------------------------------------------------------------------
Stephen R. Bennion                                                                            79,365
702 Woburn Court
Mountain View, CA   94040
-------------------------------------------------------------------------------------------------------
Jeepers Inc.                                                                                  82,091
60 Hickory Drive
Waltham, MA 02154
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Scott Loftesness                                                                              82,091
P.O. Box 7130
Menlo Park, CA 94026-7130
Fax No. _________________________
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                 NO. OF                 NO. OF
                                            SERIES A-JUNIOR        SERIES A-SENIOR          NO. OF
NAME/ADDRESS/FAX NO.                        PREFERRED SHARES       PREFERRED SHARES     SERIES B SERIES
-------------------------------------------------------------------------------------------------------
Dr. Ajay Malpani                                                                               8,210
36 Rounds Road
Bloomington, IL 61704
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Nancy Schary, Trustee                                                                         32,847
Nancy H. Schary Trust
1140 N.W. Fernwood Circle
Corvallis, OR 97330
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Itzhak & Natalie Shasha                                                                       40,784
1201 N. Olive Avenue
West Palm Beach, FL 33401
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Itzhak & Natalie Shasha                                                                       16,319
1201 N. Olive Avenue
West Palm Beach, FL 33401
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Anthony Phillip Shaya                                                                         24,635
580 E. Long Lake Road
Bloomfield Hills, MI 48304
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Dennis D. Shaya                                                                               24,627
974 Greenwood Avenue, #4
Atlanta, GA 30306
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Greg Kent Shaya                                                                               24,639
1317 Minerva Road
Ann Arbor, MI 48104
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Shaun Michael Shaya                                                                           24,635
496 W. Lincoln
Birmingham, MI 48009
Fax No. _________________________
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                 NO. OF                 NO. OF
                                            SERIES A-JUNIOR        SERIES A-SENIOR          NO. OF
NAME/ADDRESS/FAX NO.                        PREFERRED SHARES       PREFERRED SHARES     SERIES B SERIES
-------------------------------------------------------------------------------------------------------
Inder Singh Sidhu                                                                             16,418
3058 Capewood Lane
San Jose, CA 95132
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Thanos Triant                                                                                 82,091
2170 Stockbridge Avenue
Woodside, CA 94062
Fax No. _________________________
-------------------------------------------------------------------------------------------------------
Comdisco                                                                                     317,460
[ADDRESS]

Fax No. _________________________
-------------------------------------------------------------------------------------------------------
                            TOTALS:           1,562,236              3,345,000            10,165,083
-------------------------------------------------------------------------------------------------------

NOTES:
-----

(1) Represents: (a) 328,572 shares pursuant to a stock option granted under the 1996 Equity Incentive Plan (the "1996 Plan"); (b) 905,428 shares pursuant to a stock option granted outside of the 1996 Plan; and (c) 214,066 shares issuable pursuant to a warrant.

(2)  Represents shares issuable pursuant to a warrant.

                                  EXHIBIT A-2
                                  -----------

                                   PURCHASERS
                                   ----------

                                 FIRST CLOSING


                                                      NUMBER OF SHARES       TOTAL CASH
NAME AND ADDRESS OF PURCHASER                             PURCHASED         PURCHASE PRICE
-----------------------------                         ----------------      --------------
Lucent Venture Partners                                   2,238,806         $ 4,500,000.06
Attn:  Hassan Parsa
2460 Sand Hill Road, Suite 300
Menlo Park, CA 94025

Thomson - CSF Ventures                                    1,990,049           3,999,998.50
Attn: Francoise Lohezic
56/58, rue de Ponthieu
75008 Paris
France

August Capital, L.P.                                      1,119,403           2,250,000.03
Attn:  Mark Wilson
2480 Sand Hill Road, Suite 101
Menlo Park, CA 94025

Financial Technology Ventures (Q), LP                       964,300           1,938,243.00
Attn:  Scott Wu
601 California St., 22nd Floor
San Francisco, CA 94108

The Productivity Fund IV, L.P.                              723,881           1,455,000.81
Attn:  Howard Smith
The Sears Tower, Suite 9500
233 South Wacker Drive
Chicago, IL 60606

Intel Corporation                                           497,513           1,000,001.13
Attn:  Treasurer
2200 Mission College Boulevard
Santa Clara, CA 95052

cc:   Intel Corporation
      Attn: General Counsel
      2200 Mission College Boulevard
      Santa Clara, CA 95052

                                                      NUMBER OF SHARES       TOTAL CASH
NAME AND ADDRESS OF PURCHASER                             PURCHASED         PURCHASE PRICE
-----------------------------                         ----------------      --------------
SMARTFUND SA                                                497,513         $ 1,000,001.13
Attn:  Allan Green
Candel & Partners
4, Avenue Hoche
75008 Paris
France

Draper Fisher Associates Fund IV, L.P.                      370,150             744,001.50
Attn: John Fisher
400 Seaport Court, Suite 250
Redwood City, CA 94063

Bessemer Venture Partners IV L.P.                           298,508             600,001.08
Attn:  David Cowan
535 Middlefield Road, Suite 245
Menlo Park, CA 94025

COMPAGNIE DE TAYNINH                                        248,757             500,001.57
Attn:  Allan Green
Candel & Partners
4, Avenue Hoche
75008 Paris
France

Mitsui & Co., Ltd.                                          248,757             500,001.57
Attn:  Tsuchiya Sosuke, General Manager, Solution
 Business Division
2-1, OHTEMACHI 1-CHOME
CHIYODA-KU
TOKYO 100-0004
JAPAN

U.S. Venture Partners V, L.P.                               223,881             450,000.81
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025

Bessec Ventures IV L.P.                                     199,005             400,000.05
Attn:  David Cowan
535 Middlefield Road, Suite 245
Menlo Park, CA 94025

                                                      NUMBER OF SHARES       TOTAL CASH
NAME AND ADDRESS OF PURCHASER                             PURCHASED         PURCHASE PRICE
-----------------------------                         ----------------      --------------
Financial Technology Ventures, LP                            35,700         $    71,757.00
Attn:  Scott Wu
601 California St., 22nd Floor
San Francisco, CA 94108

Draper Fisher Partners IV, LLC                               27,860              55,998.60
Attn: John Fisher
400 Seaport Court, Suite 250
Redwood City, CA 94063

The Productivity Fund IV Advisors Fund, L.P.                 22,388              44,999.88
Attn:  Howard Smith
The Sears Tower, Suite 9500
233 South Wacker Drive
Chicago, IL 60606

Edmund Jensen                                                12,438              25,000.38
1100 Union Street
San Francisco, CA  94109

USVP V International, L.P.                                   12,438              25,000.38
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025

2180 Associates Fund V, L.P.                                  6,965              13,999.65
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025

USVP V Entrepreneur Partners, L.P.                            5,473              11,000.73
Attn: Magdalena Yesil
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025

                              TOTALS                      9,743,785         $19,585,007.86

                                  EXHIBIT A-2
                                  -----------

                            SCHEDULE OF PURCHASERS
                            ----------------------

                                SECOND CLOSING

                                                      NUMBER OF SHARES       TOTAL CASH
NAME AND ADDRESS OF PURCHASER                             PURCHASED         PURCHASE PRICE
-----------------------------                         ----------------      --------------
Frank E. and Peggy B. Wiley Trust                          50,000           $  100,500.00
U/A dated June 3, 1992
995 Roble Ridge
Palo Alto, CA  94306

CIBC WMC Inc.                                             995,025            2,000,000.25
BCE Place, P.O. Box 500
161 Bay Street, 8th Floor
Toronto, ON  M5J 2S8

Innovacom                                                 248,757              500,001.57
Attn:  Aymerik Renard,
1000 Marina Boulevard
Suite 3000
Brisbane, CA  94005

Milind Joshi                                                5,000               10,050.00
4763 148th Avenue NE #P202
Bellevue, WA  98007

Rohit Wad                                                   5,000               10,050.00
2900 1st Avenue Apt. S402
Seattle, WA  98121

Amit Dekate                                                 5,000
9219 NE 121st Court                                                             10,050.00
Kirkland, WA  98034

Korea Technology Banking Corporation                      373,134              750,001.35
45-21 yuoido-dong
Youngdeungpo-Ku
Seoul 150-000
Korea

                              TOTALS                    1,681,916           $3,380,653.17

                                  EXHIBIT A-3
                                  -----------

                                   FOUNDERS
                                   --------

--------------------------------------------------------------------------
             NAME/ADDRESS/FAX NO.          NO. OF SHARES
--------------------------------------------------------------------------
--------------------------------------------------------------------------
Srinivasan Krishnan                         4,116,000(1)
c/o ValiCert, Inc.
3610 W. Bayshore Road
Palo Alto, CA 94303
Fax No. (650) 849-9866

--------------------------------------------------------------------------
Joseph (Yosi) Amram                         3,807,551(2)
c/o ValiCert, Inc.
3610 W. Bayshore Road
Palo Alto, CA 94303
Fax No. (650) 849-9866

--------------------------------------------------------------------------
--------------------------------------------------------------------------
      TOTAL:                                7,923,551
--------------------------------------------------------------------------

NOTES:
-----

(1)  Reflects (a) 3,800,000 shares of Series A-Junior Preferred Stock and
     (b) 316,000 shares of Common Stock issued upon exercise of a stock option.

(2)  Includes: (a) 3,300,000 shares of Series A-Junior Preferred Stock;
     (b) 79,365 shares of Series B Preferred Stock issuable under a warrant; and (c) 428,186 shares of Common Stock issued upon exercise of a stock option.

                                AMENDMENT NO. 1
              TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This Amendment No. 1 dated December 30, 1999 (the "Agreement") to the ValiCert, Inc. Amended and Restated Investors' Rights Agreement dated July 21, 1999 (the "Rights Agreement"), is entered into by and among ValiCert, Inc., a Delaware corporation (the "Company"), the undersigned holders of Series A, Series B and Series C Preferred Stock of the Company (the "Prior Investors"), and the undersigned stockholders of Receipt.com, a California corporation ("Receipt"), as new holders of the Company's Series C Preferred Stock (the "New Investors").

                                    RECITALS
                                    --------

     A. The Company and the Prior Investors have previously entered into the Rights Agreement.

     B. Concurrently herewith, the Company, ValiCert Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company, and Receipt are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), providing, among other things, for the issuance of shares of Common Stock and Series C Preferred Stock of the Company to the New Investors.

     C. The Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Rights Agreement in the form hereof.

     E. It is intended that by their signatures hereto, the New Investors shall become parties to the Rights Agreement, as amended by this Agreement, effective as of the date upon which they acquire shares of Series C Preferred Stock of the Company and be included in the definition of "Investors" as that term is defined in the Rights Agreement.

     F. Section 4.2 of the Rights Agreement provides that it may be amended by the written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) then outstanding, not including the Founders' Stock (as defined in the Rights Agreement).

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1.   Amendment.
          ---------


          (a) Section 1.1(b) of the Rights Agreement shall be amended to read in its entirety as follows:

               "(b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock, Series B Preferred Stock and the Series A-Senior Preferred Stock, (ii) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock issued to the New Investors pursuant to the Reorganization Agreement, (iii) the shares of Common Stock issuable or issued to the Founders upon conversion of Series A-Junior Preferred Stock or under any stock plan of the Company (the "Founders' Stock"), provided, however, that for the purposes of Section 1.2, 1.4 or 1.13 the Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iv) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in
(i), (ii) and (iii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;"

     2.   Miscellaneous.
          -------------

          a.   Effect on Rights Agreement.  Except as amended hereby, the Rights
               --------------------------
Agreement shall remain in full force and effect.

          b.   Separability.  In case any provision of this Agreement shall be
               ------------
declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          c.   Titles and Subtitles.  The titles of the paragraphs and
               --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          d.   Termination.  This Agreement shall be terminated and be of no
               -----------
further force and effect upon the termination of the Rights Agreement.

          e.   Governing Law.  All questions concerning the construction,
               -------------
validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of California applicable to contracts made and wholly to be performed in that state.

          f.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          g.   Signature.  By its signature hereto, the New Investor becomes a
               ---------
party to the Rights Agreement, as amended by this Agreement, and are included for all purposes in the definition of Investors as that term is defined in the Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced above.

                              THE COMPANY:

                              VALICERT, INC.


                              By:__________________________________
                                 Yosi (Joseph) Amram, President and
                                 Chief Executive Officer

                          Counterpart Signature Page
                     Amendment No. 1 to the ValiCert, Inc.
               Amended and Restated Investors' Rights Agreement

Prior Investors:

If you are an individual, please sign below and print your name:

                                        ________________________________________
                                                       (Signature)


                                        ________________________________________
                                                       (Print Name)

If you are signing on behalf of an
entity, please print the name of the
entity and sign below, indicating
your title with the entity:

                                        ________________________________________
                                        Print Name of Entity


                                        By:_____________________________________
                                           (Signature)


                                        ________________________________________
                                        Print Name of Signatory


                                        ________________________________________
                                        Title of Signatory

                          Counterpart Signature Page
                     Amendment No. 1 to the ValiCert, Inc.
               Amended and Restated Investors' Rights Agreement


New Investors:

If you are an individual, please
sign below and print your name:

                                        ________________________________________
                                                      (Signature)


                                        ________________________________________
                                                      (Print Name)

If you are signing on behalf of an
entity, please print the name of the
entity and sign below, indicating
your title with the entity:

                                        ________________________________________
                                        Print Name of Entity


                                        By:_____________________________________
                                                   (Signature)


                                        ________________________________________
                                        Print Name of Signatory


                                        ________________________________________
                                        Title of Signatory